Exhibit 99.1 FIRY TO REDEEM REMAINING $49.7 MILLION OF NOTES, COMPLETING FULL REPAYMENT OF $300 MILLION DEBT Early debt redemption with no new capital raised and no shareholder dilution LAS VEGAS – Oct. 6, 2026 – Firy Inc. (NYSE: FIRY) ("FIRY" or the "Company") today announced that it has delivered notice to redeem the remaining approximately $49.7 million aggregate principal amount of its outstanding 10.25% Secured Notes due 2026 (the "Notes") on October 15, 2026 (the "Redemption Date"). The Notes will be redeemed at 100% of principal, plus accrued and unpaid interest to, but excluding, the Redemption Date. Upon completion of the redemption, and the related satisfaction and discharge of the indenture, no Notes would remain outstanding and FIRY would have no outstanding indebtedness for borrowed money. The liens securing the Notes would be released, and the Company would no longer be subject to the covenants under the indenture governing the Notes. The Company intends to fund the redemption with proceeds from the previously announced sale of its equity stake in Exit Games, as described in the Company's Current Report on Form 8-K filed on October 5, 2026. The October redemption is expected to save the Company approximately $0.8 million in cash interest. Together with the August 2026 redemption, these transactions are expected to save the Company approximately $3.6 million in cash interest that otherwise would have accrued through the December 15, 2026 maturity date. “The December 15 debt wall is coming down,” said Andrew Paradise, CEO and Founder of FIRY. “This redemption completes the retirement of our $300 million Notes ahead of their maturity, with no new capital raised and no shareholder dilution. We believe we have the capital to run and grow our businesses and fund our litigation if necessary. Going forward, we expect to use debt when we believe it can enhance equity returns. The next chapter is about what we build from here.” "Retiring the Notes is another step in our 100-year journey," added Alex Walsh, CFO of FIRY. "We expect to enter 2027 without outstanding borrowed debt and with greater flexibility. Without debt service, more cash will be available to invest in the businesses as we focus on growing revenue and AEBITDA, supporting our guidance of modest positive operating cash flow in 2027 and revenue more than doubling from 2025 to 2028. We will consider debt in the future when we believe it enhances equity returns." About Firy Inc. FIRY is a global holding company built to fuel business potential. Through its growing portfolio, including Skillz, RZR, and Beamable, FIRY operates at the intersection of content, identity, commerce, and performance marketing. By leveraging first-party data, enterprise-scale infrastructure, and scalable operating systems, FIRY supports growth, while maintaining a disciplined focus on capital efficiency and long-term value creation.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward- looking statements include all statements other than statements of historical fact, including but not limited to, statements regarding our reinvestment plans and guidance regarding 2027 operating cash flow and revenue growth. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in FIRY's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. FIRY undertakes no obligation to update or revise any forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Media Contact: Seth Medvin, Head of Communications smedvin@firy.com comms@firy.com Investor Contact: Richard Land/Devon Chase Alliance Advisors Investor Relations FIRY_IR@allianceadvisors.com